Theravance and Astellas to Collaborate on Telavancin, Investigational Antibiotic for Serious Infections

SOUTH SAN FRANCISCO, CA and TOKYO, JAPAN -- 11/07/2005 -- Theravance, Inc. (NASDAQ: THRX) and Astellas Pharma Inc. announced today that they have entered into a collaboration for the development and commercialization of Theravance's investigational antibiotic, telavancin.

Telavancin is a novel lipoglycopeptide injectable antibiotic discovered by Theravance that targets serious Gram-positive infections including drug-resistant Staphylococcus aureus strains. Previously presented data demonstrated that telavancin has a unique multifunctional mechanism of action that the companies believe results in bacterial killing and may help reduce the risk of inducing resistance. Telavancin is currently in Phase 3 studies for the treatment of complicated skin and skin structure infections (cSSSI) and Hospital-Acquired Pneumonia (HAP).

Commenting on the collaboration, Toichi Takenaka, Ph.D., President and Chief Executive Officer of Astellas Pharma, said, "Our relationship with Theravance for the global development and commercialization of telavancin represents an important strategic step towards realizing our goal of increasing Astellas' presence in the global pharmaceutical market. Telavancin, with its unique properties, is an important addition to Astellas' pipeline and provides us with the opportunity to deepen our commitment to the treatment of infectious disease, a core focus for the future of Astellas."

"We are excited by the opportunity to partner with Astellas on telavancin," said Rick E Winningham, Chief Executive Officer of Theravance. "Astellas is a global partner with demonstrated commercialization expertise in anti-infectives, substantial experience in the U.S. market, a worldwide infrastructure and a commitment to global growth. With Theravance, they are committed to collaborate for the further development and commercial success of telavancin."

"The goal of our clinical program with telavancin is to demonstrate superiority over vancomycin in patients with methicillin-resistant staph aureus (MRSA) infections," said Dr. Steven Barriere, Clinical Lead for telavancin at Theravance. "MRSA is a growing medical concern that threatens the health and lives of patients in both hospital and community settings. There is an urgent need for more effective treatments that can reduce morbidity and mortality from these infections."

Collaboration Arrangements

Theravance will receive an upfront payment of $65 million from Astellas. In addition, Theravance is eligible to receive up to $156 million in clinical and regulatory milestone payments which include $136 million for completion of enrollment, filing and approval in the ongoing Phase 3 programs in cSSSI and HAP and $20 million if the Phase 3 data demonstrates telavancin's superiority over vancomycin for patients infected with MRSA. Theravance will receive royalties on global sales of telavancin that, on a percent basis, range from the high teens to the upper twenties.

Under the terms of the collaboration, Theravance will lead the development of telavancin for cSSSI and HAP and collaborate substantially with Astellas in marketing in the U.S. for the first three years. Astellas will lead all other development, regulatory, manufacturing, sales and marketing activities worldwide, except Japan. Theravance will be responsible for substantially all costs to develop telavancin for cSSSI and HAP and Astellas will be responsible for substantially all costs associated with commercialization and further development of telavancin. Japan is excluded from the agreement and Theravance will continue to explore partnering options for this market.

In addition to the license rights to telavancin, Astellas also receives an option to commercialize and further develop TD-1792, a unique heterodimer antibiotic compound which combines the antibacterial activities of a glycopeptide and a beta-lactam in one molecule. TD-1792 is currently in IND-enabling pre-clinical studies.

The companies expect to close the transaction upon receipt of regulatory approval.

Conference Call and Webcast Information

Theravance has scheduled a conference call to discuss this announcement Tuesday, November 8th beginning at 8:30 a.m. Eastern Standard Time. To participate in the live call by telephone, please dial 800-289-0508 from the U.S., or 913-981-5550 for international callers. Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the Company's web site for 30 days through December 8, 2005. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on November 22, 2005 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 2428790.

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Of the five programs in development, two are in late stage -- telavancin, and the Beyond Advair collaboration with GlaxoSmithKline. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal disorders. By leveraging its proprietary insight of multivalency to drug discovery focused on validated targets, Theravance is pursuing a next generation drug discovery strategy designed to discover superior medicines in large markets. For more information, please visit the company's web site at www.theravance.com.

Astellas Pharma Inc., located in Tokyo, Japan, is a pharmaceutical company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceutical products. In April 2005, the company was formed through the merger of Fujisawa Pharmaceutical Co., Ltd. and Yamanouchi Pharmaceutical Co., Ltd. The organization is committed to becoming a global mega pharmaceutical company by combining outstanding R&D and marketing capabilities and continuing to grow in the world pharmaceutical market. For more information on Astellas Pharma Inc., please visit the company's website at www.astellas.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc. This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Examples of such statements include statements relating to the goals and expected results of clinical and preclinical studies, statements regarding the potential benefits and mechanisms of action of drug candidates, the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, and statements concerning expectations for product candidates through development and commercialization. These statements are and will be based on the current estimates and assumptions of the management of Theravance, Inc. as of the date of this press release and the conference call and are naturally subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical and preclinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe, ineffective, inferior or not superior, and delays or failure to achieve regulatory approvals, and risks of collaborating with a third party to develop and commercialize products. These and other risks are described in greater detail under the heading "Factors Affecting Results, Including Risks and Uncertainties" contained in Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 12, 2005 and the risks discussed in our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Theravance
Investors
Theravance, Inc.
Michael Aguiar
SVP and Chief Financial Officer
650-808-4100
maguiar@theravance.com

Media
Theravance, Inc.
David Brinkley
SVP, Commercial Development
650-808-3784
dbrinkley@theravance.com

Astellas
Astellas Pharma US, Inc.
Maribeth Landwehr
Assistant Director, Corp. Communications
847-317-8988
maribeth.landwehr@us.astellas.com